Sharon D. Mitchell, Attorney at Law
SD Mitchell & Associates, PLC
829 Harcourt Rd. · Grosse Pointe Park, Michigan 48230
(248) 515-6035 (Phone) (248) 751-6030 (Facsimile) sharondmac2013@gmail.com

11 April 2025

Mr. Vitalis Racius
Chief Financial Officer
Avant Technologies Inc.
5348 Vegas Drive
Las Vegas, NV 89108

Re: Form S-1 Registration Statement

Dear Mr. Racius:

I have acted as counsel to Avant Technologies, Inc. a Nevada corporation (the "Company") in connection with the registration, by the Company, with the U.S. Securities and Exchange Commission of up to 40,000,000 shares (the "shares") of the common stock, par value $0.001 per share ("Common Stock"), of the Company offered for resale by the selling stockholders (the "Selling Stockholders") named pursuant to a Registration Statement on Form S-1 filed by the Company with the Commission on February 28, 2025 (the "Registration Statement").

In connection with this opinion, I have examined the corporate records of the Company, including the Company's Certificate of Incorporation, Bylaws, and the Registration Statement and Prospectus, as well as such other documents and records as I deemed relevant in order to render this opinion. In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such copies.

For the avoidance of doubt, the Shares consist of (i) 40,000,000 Shares to be issued pursuant to an Equity Financing Agreement (the "EFA") the Company entered into with GHS Investment LLC ("GHS"), dated July 17, 2024.

Based upon the foregoing, I am of the opinion that (i) the 40,000,000 Shares issuable to GHS, pursuant to the EFA, when issued and sold by the Company and delivered by the Company against payment therefor, in accordance with the EFA in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

Based on the forgoing, and in reliance thereon, and subject to the qualification and limitations set forth below, I am of the opinion that the Company is duly organized in the state of Nevada, validly existing and in good standing as a corporation under the laws of the state of Nevada.

My opinion is expressed solely with respect to the laws of the Nevada State Corporation Law of the state of Nevada. My opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. Where are opinions expressed herein refer to events to occur at a future date, we

have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinion expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Nothing herein shall be deemed to relate to or to constitute an opinion concerning any matters not specifically set forth above. The foregoing opinions relate only to the matters of the internal law of the state of Nevada without reference to conflict of laws and to matters of federal law, and I do not purport to express any opinion on the laws of any other jurisdiction.

I do hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding the use of my name under the heading "Interests of Named Experts and Counsel" in the Prospectus constituting a part of the Registration Statement.

With best regards,

Sharon D. Mitchell

Sharon D. Mitchell